Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,046,701)
Unrealized Gain (Loss) on Market Value of Futures	2,206,630
Dividend Income	1,587
Interest Income	5,383
ETF Transaction Fees	1,105
Total Income (Loss)	$1,168,004

Expenses
Sponsor Management Fees	$6,308
Brokerage Commissions	2,703
Total Expenses	$9,011
Net Income (Loss)	$1,158,993

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$6,553,996
Additions (50,000 Shares)	2,762,087
Net Income (Loss)	1,158,993

Net Asset Value End of Month	$10,475,076
Net Asset Value Per Share (150,040 Shares)	$69.82

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$68,119
Unrealized Gain (Loss) on Market Value of Futures	(144,989)
Dividend Income	187
Interest Income	697
ETF Transaction Fees	97
Total Income (Loss)	$(75,889)

Expenses
Sponsor Management Fees	$683
Brokerage Commissions	390
Total Expenses	$1,073
Net Income (Loss)	$(76,962)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$826,940
Additions (50,000 Shares)	243,587
Net Income (Loss)	(76,962)

Net Asset Value End of Month	$993,565
Net Asset Value Per Share (200,040 Shares)	$4.97

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(978,582)
Unrealized Gain (Loss) on Market Value of Futures	2,061,641
Dividend Income	1,774
Interest Income	6,080
ETF Transaction Fees	1,202
Total Income (Loss)	$1,092,115

Expenses
Sponsor Management Fees	$6,991
Brokerage Commissions	3,093
Total Expenses	$10,084
Net Income (Loss)	$1,082,031

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$7,380,936
Additions (100,000 Shares)	3,005,674
Net Income (Loss)	1,082,031

Net Asset Value End of Month	$11,468,641

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612